EXHIBIT 99.4

Consent of Prospective Director

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, M. Lyman Bates Jr., hereby consent to be named as a prospective director of Owens Realty Mortgage, Inc. in the Registration Statement on Form S-4 of Owens Realty Mortgage, Inc., as amended by Amendment No. 2, and any subsequent amendments thereto.

/s/ M. LYMAN BATES, JR.

                       M. Lyman Bates, Jr.

Dated: January 17, 2013